SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT

PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE  SECURITIES  EXCHANGE  ACT OF 1934

                         Date of Report: April 29, 2004


                               INVICTA GROUP INC.
                 (Name of Small Business Issuer in Its Charter)


         Nevada                            4700                 91-2051923
(State or Other Jurisdiction of     (Primary  Standard       (I.R.S. Employer
Incorporation or Organization)           Industrial          Identification No.)
                                   Classification Number)


                         9553 Harding Avenue, Suite 301
                              Miami Beach, FL 33154
                                 (305) 866-6525
          (Address and Telephone Number of Principal Executive Offices)


                          William G. Forhan, President
                         9553 Harding Avenue, Suite 301
                              Miami Beach, FL 33154
                                 (305) 866-6525
            (Name, Address and Telephone Number of Agent for Service)


Item  4.  Change  in  Registrant's  Certifying  Accountant
          ------------------------------------------------

(a) On March 23, 2004, the Board of Directors approved the resignation of the registrant's Certifying Accountant, Dreslin Financial Services, Certified Public Accountants (the "Former Accountants") and engage the services of Larry Wolfe, Certified Public Accountants (the "New Accountants").

(b) Reports in connection with audits of the two most recent fiscal years ending December 31, 2002 and 2001 were provided by Dreslin Financial Services. The reports in connection with audits of the two most recent fiscals years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for going concern opinions.

(c) During the period since the Former Accountant's engagement (Inception to March 23, 2004) (the New Accountant's engagement date) there were no disagreements with the Former Accountant, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.



Item  7.  Financial  Statements  and  Exhibits
          ------------------------------------

(a)  Financial  Statements.
     Not  Applicable.

(b)  Exhibits.
     Letter  from  Former  Accountant.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

       INVICTA GROUP INC.

By:    /s/ William Forhan
       ------------------
       William Forhan
       Chief Executive Officer


Dated: April 29, 2004

       Miami , Florida